Exhibit 10.4

Board Observer Agreement

This agreement (the "Agreement") is made effective as of August 7, 2025 (the “Effective Date”), by Better Home & Finance Holding Company, a Delaware corporation (the "Company"), and SB Northstar LP, a Cayman Islands exempted limited partnership (the "Investor").

WHEREAS, pursuant to and subject to the terms and conditions of that certain Exchange Agreement, by and between the Company, GLAS Trust Company, LLC, and the other parties thereto, dated April 12, 2025 (as amended, modified, or supplemented, the "Exchange Agreement"), the Company and the Investor agreed to exchange (the “Exchange”) all of the
$533.9 million total aggregate principal amount outstanding of the Company’s existing 1.00% Senior Subordinated Convertible Notes due 2028 held by the Investor for (i) $155,000,000 in aggregate principal amount of new 6.00% Senior Secured Notes due 2028 (the “New Notes”), and (ii) a cash payment of $110,000,000; and

WHEREAS, as an inducement to the Investor to enter into the Exchange, the Company desires to provide the Investor with certain observation rights regarding the Company's board of directors (the "Board"), as further described, and subject to the terms and conditions set forth, herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Observer Rights.

1.1The Company grants to the Investor the option and right to appoint, remove and replace one representative (the "Observer") to attend all meetings, including telephonic or videoconference meetings, but excluding meetings held in executive session of the independent directors, of the Board in a non-voting, observer capacity; provided that any such representative shall have executed and delivered to the Company a copy of the Acknowledgment and Agreement to be Bound in the form attached hereto as Exhibit A (the "Acknowledgment"). The Observer may participate fully in discussions of all matters brought to the Board for consideration, but in no event shall the Observer (a) be deemed to be a member of the Board; (b) subject only to the obligations expressly set forth in this Agreement and the Acknowledgment, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company, its affiliates or their respective stockholders; or (c) have the right to propose or offer any motions or resolutions to the Board. Upon request, the Company shall allow the Observer to attend Board meetings by telephone or electronic communication. The presence of the Observer shall not be taken into account or required for purposes of establishing a quorum.

1.2    The Company shall provide to the Observer copies of all notices, minutes, consents, and other materials that it provides to Board members except materials that relate to meetings held in executive session (collectively, "Board Materials"), including any draft versions, proposed written consents, and exhibits and annexes to any such materials, at the same time and in the same manner as such information is delivered to the Board members.

Exhibit 10.4

1.3    Notwithstanding anything herein to the contrary, the Company may exclude the Observer from access to any Board Materials, meeting, or portion thereof if the Board concludes, acting in good faith, that (a) such exclusion is reasonably necessary to preserve the attorney-client or work product privilege between the Company or its subsidiary and its counsel; (b) such Board Materials or discussion relates to the Company's or its subsidiaries’ relationship, contractual or otherwise, with the Investor or its affiliate or any actual or potential transactions between or involving the Company or its affiliate and the Investor or its affiliate; (c) such exclusion is necessary to (i) protect the Company's or its affiliates' trade secrets or (ii) avoid a disclosure that is restricted by any agreement to which the Company or its subsidiaries is a party or otherwise bound; (d) such exclusion is necessary, in the reasonable discretion of the Board , to discharge the directors’ fiduciary duties; (e) there is a legitimate business interest as a result of a material conflict or potential conflict of interest with the Investor; or (f) such exclusion is reasonably prudent with respect to maintaining the confidential nature of the material or meting or portion thereof.

1.4    The parties agree that neither the Company nor its affiliates nor any member of the Board shall be entitled to rely on any statements or views expressed by the Observer in any Board meeting.

2.     Confidential Information.

2.1     To the extent that any information obtained by the Observer from the Company or any of its directors, officers, employees, agents, or advisors (each, a "Representative") is Confidential Information (as defined below), the Investor shall, and shall cause the Observer to, treat such Confidential Information as confidential in accordance with the terms and conditions set out in this Section 2.

2.2     As used in this Agreement, "Confidential Information" means any and all information or data concerning the Company or its subsidiaries, whether in verbal, visual, written, electronic, or other form, which is disclosed to the Observer by the Company or any Representative of the Company (including all Board Material that is non-public information) on or after the Effective Date, together with all information discerned from, based on, or relating to any of the foregoing which may be prepared or created by the Investor, the Observer, any of their affiliates, or any of their respective Representatives (each, an "Investor Party"); provided, however, that "Confidential Information" shall not include information (or any information discerned therefrom, based thereon, or relating thereto)that:

(a)     is or becomes generally available to the public other than as a result of disclosure of such information by an Investor Party in breach of this Agreement;

(b)    is independently developed by an Investor Party without use of Confidential Information;

(c)    becomes available to the recipient of such information at any time on a non-confidential basis from a third party that is not, to the recipient's knowledge, prohibited from disclosing such information to the Investor Parties by any contractual, legal, or fiduciary obligation to the Company; or

Exhibit 10.4

(d)    was known by an Investor Party prior to receipt from the Company or its Representatives.

2.3     The Investor shall, and shall cause the Observer and any other Investor Parties to whom Confidential Information is disclosed in accordance with this Agreement to (a) retain all Confidential Information in strict confidence; (b) not release or disclose Confidential Information in any manner to any other person other than disclosures to the Investor, its affiliates, or any of their respective Representatives who (i) in the reasonable discretion of the Investor, has a need to know such information; and (ii) is informed of its confidential nature; and (c) uses the Confidential Information solely in connection with (A) the Investor's and Observer's rights hereunder; (ii) monitoring, reviewing, and analysing the Investor's investment in the Company; or (iii) the Investor’s or its affiliate’s reporting purposes and not for any other purpose; provided, however, that the foregoing shall not apply to the extent an Investor Party is compelled to disclose Confidential Information by judicial or administrative process, pursuant to the written advice of its outside counsel or internal legal advisers, or by requirements of law (which shall include requirements of regulations to which an Investor Party is subject to, and requirements of applicable stock exchanges); provided, further, however, that, if legally permissible, prior written notice of such disclosure shall be given to the Company so that the Company may take action, at its expense, to prevent such disclosure and any such disclosure is limited only to that portion of the Confidential Information which such person is compelled to disclose.

2.4    The Investor, on behalf of itself and the Observer, acknowledges that Confidential Information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. None of the Investor, the Observer, or any other Investor Party shall, by virtue of the Company's disclosure of, or such person's use of, any Confidential Information, acquire any rights with respect thereto, all of which rights (including intellectual property rights) shall remain exclusively with the Company. The Investor shall be responsible for any breach of this Section 2 by the Observer or any other Investor Party.

2.5    The Investor agrees that, upon the request of the Company, it will (and will cause the Investor Parties to) promptly (a) return or destroy, at the Investor’s option, all physical materials containing or consisting of Confidential Information and all hard copies thereof in their possession or control; and (b) permanently delete or destroy all electronically stored Confidential Information in their possession or control; provided, however, that each of the Investor, its affiliates, and their respective Representatives (in each case, other than the Observer) may retain any electronic or written copies of Confidential Information as may be (i) stored on its electronic records or storage system resulting from automated back- up systems; (ii) required by law, other regulatory requirements, or internal document retention or corporate governance policies of general applicability; or (iii) contained in board presentations or minutes of board meetings of the Investor or its affiliate; provided, further, however, that any such retained Confidential Information shall remain subject to this Section 2.

Exhibit 10.4

3.    Notices. Any notice or communication by any party hereto to the other is duly given if in writing and delivered by person or by first class mail (registered or certified, return receipt requested), electronic mailing, facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

    Better Home & Finance Holding Company
1 World Trade Center, 285 Fulton Street, 80th Floor, Suite A
New York, NY 10007
Email: *****
Attention: Paula Tuffin.

If to the Investor:
SB Northstar LP
c/o Silver Brick Management PTE. Ltd.
138 Market Street#27-01A CapitaGreen
Singapore 048946
Email: ******

4.    Miscellaneous Provisions. This Agreement constitutes the entire agreement and understanding of the parties, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties regarding the matters set out in this Agreement. No provision of this Agreement may be amended, modified, or waived, except in a writing signed by the parties hereto. This Agreement may not be assigned by the Investor. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and if any restriction in this Agreement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement. This Agreement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist on strict adherence to any term of this Agreement on one or more occasions shall not be construed as a waiver or deprive such party of the right to thereafter insist on strict adherence to that term or any other term of this Agreement.

5.    Remedies. The Company, on the one hand, and the Investor, on the other hand, each acknowledge and agree that monetary damages would not be a sufficient remedy for any breach of this Agreement by it and that, in the event of any breach hereof, (a) the non-breaching party shall have the right to immediate injunctive and other equitable relief, without proof of actual damages; (b) the breaching party will not plead in defence thereto that there would be an adequate remedy at law; and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies that may be available to the non-breaching party at law or in equity.

Exhibit 10.4

6.    Applicable Law; Venue. This Agreement, and any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws rule that would result in the application of the laws of a different jurisdiction. Each party (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the courts located in the State of Delaware; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or otherwise in any court other than the courts located in State of Delaware or in the United States District Court for Delaware; and (d) irrevocably waives the right to trial by jury.

7.    Termination. This Agreement, in accordance with the Exchange Agreement, shall terminate and be of no further force and effect (a "Termination") upon the Investor and affiliates of the affiliates of the Investor ceasing to hold (i) at least 25% of the initial aggregate principal amount of the New Notes and (ii) at least 12% of the sum of the outstanding shares of the Company’s Class A Common Stock, Class B Common Stock and Class C Common Stock, calculated on a fully diluted basis; provided, that Section 2, 4, Section 6, and this Section 7 shall survive any such Termination.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Better Home & Finance Holding Company	SB Northstar LP, acting through its general partner SB Northstar GP
By:/s/ Paula Tuffin Name: Paula Tuffin Title: General Counsel, Chief Compliance Officer and Corporate Secretary	By:/s/ Julie Lee Name: Julie Lee Title: Alternate Director

Exhibit 10.4

EXHIBIT A

ACKNOWLEDGMENT AND AGREEMENT TO BE BOUND

August , 2025

This Acknowledgment and Agreement to be Bound ("Acknowledgment") is given by the undersigned as a representative designated by SB Northstar LP (the "Investor") to act as the Observer pursuant to that certain Board Observer Agreement by and between Better Home & Finance Holding Company, a Delaware corporation (the "Company"), and the Investor dated as of the date hereof (the "Agreement"). Capitalized terms used, but not defined, herein have the meanings ascribed thereto in the Agreement.

    1.     By execution of this Acknowledgment, the undersigned acknowledges and agrees:

1.1    That the undersigned has received and reviewed a copy of the Agreement.

1.2    To treat any Confidential Information obtained by the undersigned from the Company or any of its Representatives in accordance with Section 2 of the Agreement.

1.3    That either the Investor or the undersigned may terminate the undersigned's service as the Observer at any time, with or without cause. If the undersigned ceases to serve as the Observer, the undersigned shall (a) no longer be entitled to exercise any rights afforded to the Observer under Section 1 of the Agreement; (b) as promptly as practicable (but in any event not later than five (5) business days thereafter) (i) deliver all physical materials, including any copies, containing, reflecting, incorporating, or based on the Confidential Information in the undersigned's possession or control to the Investor and (ii) permanently delete or destroy all electronically stored Confidential Information in the undersigned's possession or control, including on devices such as cell phones; and (c) continue to comply with Section 2 of the Agreement with respect to any Confidential Information obtained by the undersigned from the Company or any of its Representatives.

1.4    That the undersigned has received and agrees to be bound by the Company’s Insider Trading Policy.

2.    Upon the written request of the Company or the Investor, the undersigned will promptly execute and deliver any and all further instruments and documents and take such further action as such requesting party deems necessary (acting reasonably) to effect the purposes of this Acknowledgment.

3.    No provision of this Acknowledgment may be amended, modified, or waived, except in a writing signed by the Company and the Investor. The invalidity or unenforceability of any provision of this Acknowledgment shall not affect the validity or enforceability of any other

Exhibit 10.4

provision, and if any restriction in this Acknowledgment is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. This Acknowledgment may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument.

4.    The undersigned acknowledges and agrees that monetary damages would not be a sufficient remedy for any breach of the Agreement or this Acknowledgment by the undersigned and that, in the event of any such breach, (a) the Company or the Investor shall have the right to immediate injunctive and other equitable relief, without proof of actual damages; (b) the undersigned will not plead in defense thereto that there would be an adequate remedy at law; and
(c) the undersigned agrees to waive any applicable right or requirement that a bond be posted by the Company or the Investor. Such remedies will not be the exclusive remedies for any such breach, but will be in addition to all other remedies that may be available to the Company or the Investor at law or in equity. (c) the undersigned agrees to waive any applicable right or requirement that a bond be posted by the Company or the Investor. Such remedies will not be the exclusive remedies for any such breach, but will be in addition to all other remedies that may be available to the Company or the Investor at law or in equity.

5.    Section 6 (Applicable Law; Venue) of the Agreement shall be applicable to this Acknowledgment, mutatis mutandis, and the undersigned hereby agrees to be bound thereby, as if set forth herein. If any notice, request, demand, or other communication is given to the undersigned under this Acknowledgment, it shall be given to the undersigned at their address set forth on the signature page hereto or such other address as the undersigned shall have provided in writing to the Company and the Investor in accordance with Section 3 of the Agreement.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.4

IN WITNESS WHEREOF, the undersigned has executed this Acknowledgment as of the date first above written.

ACKNOWLEDGED AND ACCEPTED as of this day of , 2025:

Better Home & Finance Holding Company
By:
Name: Paula Tuffin
Title: General Counsel & Chief Compliance Officer

SB Northstar LP, acting through its general partner
SB Northstar GP
By:
Name:
Title: